Exhibit 10.9


                                   Document Control No.:  OCEP #5
















                      POLAROID CORPORATION

              OFFICER'S COMPENSATION EXCHANGE PLAN
              ------------------------------------


              Originally Effective January 1, 1988

              As Amended Effective January 1, 1994

                      POLAROID CORPORATION

              OFFICER'S COMPENSATION EXCHANGE PLAN
              ------------------------------------

                       TABLE OF CONTENTS

ARTICLE I      THE PLAN
     1.01      Establishment of the Plan                    - 2 -
     1.02      Purpose                                      - 2 -
     1.03      Application of Plan                          - 2 -

ARTICLE II     DEFINITIONS
     2.01      Award                                        - 2 -
     2.02      Beneficiary                                  - 2 -
     2.03      Board of Directors                           - 3 -
     2.04      Code                                         - 3 -
     2.05      Committee                                    - 3 -
     2.06      Common Stock                                 - 3 -
     2.07      Company                                      - 3 -
     2.08      Distribution Date                            - 3 -
     2.09      Election Date                                - 3 -
     2.10      Employee                                     - 4 -
     2.11      Estate                                       - 4 -
     2.12      Fair Market Value                            - 4 -
     2.13      IRS Limitation Award                         - 4 -
     2.14      Long-Term Disability                         - 4 -
     2.15      Participant                                  - 5 -
     2.16      Plan Year                                    - 5 -
     2.17      Spouse                                       - 5 -
     2.18      Equity Plan                                  - 5 -
     2.19      Subsidiary                                   - 5 -

ARTICLE III ALLOCATIONS DUE TO IRS RESTRICTIONS LIMITING ALLOCATIONS IN THE EQUITY PLAN
     3.01      Participant                                  - 5 -
     3.02      Allocation Due to IRS Limitations Limiting
                 Allocations in the Equity Plan             - 6 -
     3.03      Distribution of the Benefit                  - 6 -

ARTICLE IV     BENEFIT ON EXCHANGE OF COMPENSATION
     4.01      Participant                                  - 6 -
     4.02      Effect of Termination of Employment          - 6 -
     4.03      Death of Participant                         - 7 -
     4.04      Award                                        - 7 -
     4.05      Special Award                                - 7 -
     4.06      Value of Distribution                        - 7 -
     4.07      Distribution Date                            - 8 -

                                (i)

ARTICLE V      FINANCING
     5.02      Unsecured Interest                           - 9 -

ARTICLE VI     ADMINISTRATION
     6.01      Administrator                                - 9 -
     6.02      Duties of Administrator                      - 9 -

ARTICLE VII    REVIEW PROCEDURE
     7.01      Claims for Benefits                         - 10 -
     7.02      Review Procedure                            - 10 -
     7.03      Decision on Review of Claim Denial          - 10 -
     7.04      Standard of Review                          - 10 -

ARTICLE VIII   MISCELLANEOUS PROVISIONS
     8.01      Applicable Law                              - 11 -
     8.02      Expenses                                    - 11 -
     8.03      Limitation of Rights                        - 11 -
     8.04      Gender and Number                           - 11 -
     8.05      Illegality of a Particular Provision        - 11 -
     8.06      Non-Assignability                           - 12 -
     8.07      Nontransferability                          - 12 -
     8.08      Indemnification                             - 12 -
     8.09      Taxes                                       - 12 -
     8.10      Stock Split, Special Dividends, etc         - 13 -
     8.11      Timing of Distribution                      - 13 -
     8.12      Form of Distribution                        - 13 -
     8.13      Vesting                                     - 13 -
     8.14      Participant is Not a Shareholder            - 13 -

ARTICLE IX     EFFECTIVE DATE, AMENDMENT AND
                 TERMINATION AND LIMITATION OF RIGHTS
     9.01      Effective Date                              - 13 -
     9.02      Right to Amend, Modify or Terminate         - 14 -

                             (ii)

                         POLAROID CORPORATION

                 OFFICER'S COMPENSATION EXCHANGE PLAN
                 ------------------------------------

                               ARTICLE I

                               THE PLAN
                               --------
1.01 Establishment of the Plan. Polaroid Corporation hereby establishes an unfunded deferred compensation plan called the "Officer's Compensation Exchange Plan" (the "Plan").

1.02 Purpose. The purpose of the Officer's Compensation Exchange Plan is to promote the interests of Polaroid Corporation (the "Company") and its stockholders by attracting and retaining management. The Plan has two parts. Article III provides an Award to employees who have suffered forfeitures in the Polaroid Stock Equity Plan ("Equity Plan") due to limitations established by the Code. Article IV is designed to align the interests of the Officers participating in the Plan with the interests of shareholders by exchanging five percent of their base pay for an Award under this Plan and therefore offering an incentive compensation vehicle based upon the growth of shareholders' equity and the value of the Company.

1.03 Application of Plan. The terms of this Plan apply only to Participants in the current employment of the Company or a Subsidiary on or after September 1, 1988.

                                ARTICLE II
                               DEFINITIONS
                               -----------

2.01 Award. Award shall mean the benefit allocated each Allocation Period to a Participant's account as defined in
          Section 4.04 hereof.

2.02 Beneficiary. Beneficiary shall mean the person or persons designated by a Participant to receive any residual benefits owed the Participant under this Plan upon his death (identified by filing the proper designation form with the Company). In the event that the Beneficiary is not specifically designated, the Spouse shall be the deemed Beneficiary. If the Participant does not have a Spouse and has not designated a person to be the Beneficiary, the deemed Beneficiary shall be the Participant's Estate.

2.03 Board of Directors. Board of Directors shall mean the Board of Directors of the Company.

2.04 Code. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings thereunder.

2.05 Committee. Committee shall mean the committee selected by the Chief Executive Officer of the Company which is comprised of a Chairman and at least two members as defined in Section
          6.01 hereof.

2.06 Common Stock. Common Stock shall mean the authorized common stock of the Company having a par value of $1.00 per share.

2.07 Company. Company shall mean Polaroid Corporation, a Delaware corporation.

2.08 Distribution Date. Distribution Date shall mean the date when a Participant shall be entitled to receive his account as defined in Article III and/or Article IV of this Plan as applicable.

2.09 Election Date. Election Date shall mean the date on which a Participant selects a Distribution Date as defined in Article IV hereof. This election must be made in writing to the Committee on or before August 31, 1997, and shall be irrevocable.

2.10 Employee. Employee shall mean any "Full-Time Permanent" employee and any "Part-Time Permanent" employee of the Company, as defined by the Company in a uniform and non-discriminatory manner.

2.11      Estate.  Estate shall mean:
          (a)  the formal estate of a decedent; or,
          (b)  any other person or entity designated by the Plan
               Administrator of the Stock Equity Plan or a court of competent jurisdiction to receive benefits to be paid to the decedent's estate.

2.12 Fair Market Value. Fair Market Value shall mean the higher of:
          (a) the closing price on the New York Stock Exchange for Common Stock on the trading day immediately preceding the Distribution Date; or,
          (b) the average of the means of the high and low prices of Common Stock on the New York Stock Exchange for each of the five trading days immediately preceding the Distribution Date.

2.13 IRS Limitation Award. IRS Limitation Award shall mean a additional benefit allocated to a Participant's account due to forfeitures in the Equity Plan as set forth in Article III hereof.

2.14 Long-Term Disability. Long-Term Disability shall mean a physical or mental condition arising after an Employee has become a Participant which totally prevents, and for an indefinite period of time will prevent, the Participant from engaging for remuneration or profit in any occupation or employment other than an occupation or employment engaged in for the purpose of rehabilitation and which is not incompatible with a finding of total disability. The determination as to whether a Participant is so disabled shall be made pursuant to the terms of the Equity Plan, and under the policy adopted thereunder.

2.15 Participant. Participant shall mean an Employee qualified to participate in the Plan defined in either Article III and/or
          Article IV hereof. It is possible to be a participant under either Article III or Article IV and not both. A Participant ceases to be a Participant when all funds which he is entitled to receive under this Plan have been distributed in accordance with its terms.

2.16      Plan Year.  Plan Year shall mean a calendar year.

2.17 Spouse. Spouse shall mean, with respect to a Participant, the person to whom such Participant is legally married, and with respect to a deceased Participant, the widow or widower of such deceased Participant who was legally married to such Participant on the date of his death and who, if such death was due to illness rather than accident or other reason, was legally married to such Participant for not less than six months immediately preceding such death.

2.18 Equity Plan. Stock Equity Plan shall mean the Polaroid Stock Equity Plan, originally effective January 1, 1988 and as amended from time to time.

2.19 Subsidiary. Subsidiary shall mean any corporation of which more than fifty percent (50%) of the outstanding shares of voting stock are beneficially owned, directly or indirectly, by the Company.

                               ARTICLE III
         ALLOCATIONS DUE TO IRS RESTRICTIONS LIMITING ALLOCATIONS
         --------------------------------------------------------
                            IN THE EQUITY PLAN
                            ------------------
3.01      Participant.  An Employee shall be a Participant in this
          Article III of the Plan only if he is unable to receive his full allocation of Common Stock in the Equity Plan using the allocation formula in such plan because of limitations imposed by the Code (including but not limited to the Section 415 limits, and the limit on the definition of Compensation as set forth in Section 401(a)(17) of the Code).

3.02 Allocation Due to IRS Limitations Limiting Allocations in the Equity Plan. In the event that a Participant is unable to receive his full allocation of Common Stock in the Equity Plan using the allocation formula in such plan because of limitations imposed by the Code (including but not limited to the Section 415 limits, and the limit on the definition of Compensation as set forth in Section 401(a)(17) of the Code), the Participant shall receive an IRS Limitation Award equal to the difference between the amount in (a) and the amount in
          (b) stated below:
          (a) the allocation under the Equity Plan disregarding any limitations on such allocation imposed by the Code; and,
          (b) the amount of the allocation under the Equity Plan which is actually made.

3.03 Distribution of the Benefit. The Distribution Date for purposes of this Article III shall be the Participant's Termination Date. The Benefit for this Article III shall be calculated by multiplying the units allocated as the result of the Article III, times the Fair Market Value of the Common Stock on the Participant's Termination Date.

                                ARTICLE IV
                   BENEFIT ON EXCHANGE OF COMPENSATION
                   -----------------------------------
4.01 Participant. A current Employee designated by the Human Resources Committee of the Board of Directors, in its sole discretion, shall become a Participant no later than the date he has his base pay reduced for the purpose of participation in this Plan.

4.02 Effect of Termination of Employment. If a Participant's employment terminates prior to his Distribution Date, he shall be entitled to an Award for the Allocation Period in which he terminates only if he is entitled to an allocation of Common Stock under the Equity Plan. A terminated Participant shall not be entitled to any further Award.

4.03 Death of Participant. If a Participant's Distribution Date is based on the Participant's death, the Participant's account balance shall be distributed to his Beneficiary as soon as practicable after the Committee is notified of his death.

4.04 Award. Every time there is an allocation based on Compensation under Section 5.01 of the Equity Plan, a Participant shall receive an allocation of units equal to fifty percent (50%) of the Common Stock which would be allocated to him under the Equity Plan based on the formula set forth therein and disregarding any limitations of the Code (including but not limited to the Section 415 limitations and the definition of Compensation imposed by
          Section 401(a)(17) of the Code) and presuming the Participant is a participant in the Equity Plan.

4.05      Special Award.
          (a) With the exception of Subsection (b) below, every time there is a special allocation or distribution of earnings based upon participant account balances in the Equity Plan, an equivalent Special Award of units shall be made under this Plan on the basis of the Participant's account balance.
          (b) Consistent with the special allocation in the Equity Plan as a result of the 1989 Polaroid Self-Tender, a Special Award shall be made to each Participant on an equivalent basis the same as the allocation in the Equity Plan, using the account balances in this Plan and assuming for purposes of the calculation of this Special Award that each Participant tendered.

4.06 Value of Distribution. The value of each Participant's account shall be equal to a Participant's account on the Distribution Date multiplied by the Fair Market Value on the Distribution Date.



4.07      Distribution Date.
          (a) The Distribution Date shall mean the date selected by a Participant on his Election Date.
               Such Distribution Date must be at least:
               1. nine months after the Election Date, however, under no circumstance can the Distribution Date fall in the same  calendar year as the Election Date;
               2.   six months after any Award (i.e., Award, Special
                    Award, or Additional Award) is made; and,
               3. for active Participant's, under no circumstance may such date be prior to August 31, 1998, unless such date is based on the Participant's death, retirement, termination or Long-Term Disability.
          (b) If the Participant has failed to select a Distribution Date, the Distribution Date shall be the earlier of:
               1.   the date of the Participant's retirement from the
                    Company, and/or any Subsidiary, if applicable;
               2.   the date six months after the last Award following
                    the Participant's Termination Date from the
                    Company, and/or any Subsidiary, if applicable;
               3. the date of the Participant's separation of service from the Company or Subsidiary by reason of Long-Term Disability;
               4.   the date of the Participant's death; or,
               5.   for an allocation which occurs after a
                    Participant's retirement, death, or separation from service by reason of Long-Term Disability, the date of such allocation.

                                ARTICLE V
                                FINANCING
                                ---------
5.01 Financing. The benefits under this Plan shall be paid out of a grantor's trust established by the Company to hold assets for liabilities accrued under this Plan and, to the extent assets are insufficient from the general assets of the Company.

5.02 Unsecured Interest. No Participant hereunder shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                                ARTICLE VI
                              ADMINISTRATION
                              --------------
6.01 Administrator. The Plan shall be administered by the Committee designated by the Chief Executive Officer of the Company and shall consist of not less than a Chairman and at least two other members.

6.02      Duties of Administrator.
          (a) The Committee shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan. The Committee shall have the exclusive discretionary authority to interpret the Plan for any questions which may arise, including without limitation questions relating to eligibility for or the amount of benefits. Notwithstanding the foregoing, any member of the Committee who is a Participant under the Plan shall not vote on any question relating exclusively to himself. Any exercise of discretion by the Committee shall be exercised in a non-discriminatory manner.
          (b) The Committee shall keep a permanent record of its actions with respect to the Plan which shall be available for inspection by appropriate parties as may be required by law.

          (c) The Committee may engage and consult with counsel, accountants, specialists and other persons as the Committee deems necessary and desirable. Members of the Committee shall be indemnified by the Company with respect to any action taken or omitted by the Committee in good faith reliance on the advice of such persons provided that the Committee has acted prudently in selecting or retaining such persons, to which end the Committee shall periodically review such persons' performance.

                               ARTICLE VII
                             REVIEW PROCEDURE
                             ----------------
7.01 Claims for Benefits. All claims for benefits should be made through the Benefits Office.

7.02 Review Procedure. If a Participant is denied benefits, wholly or partially under this Plan, the Participant or Beneficiary may file a written request for review with the Compensation Committee of the Board of Directors within sixty
          (60) days following the date of denial. The Participant or Beneficiary shall have the right:
          (a)  to review pertinent documents; and,
          (b)  to submit written comments.

7.03 Decision on Review of Claim Denial. Within sixty (60) days of receiving a request to review a denial of benefits under this Plan, the Compensation Committee of the Board of Directors shall render a decision, unless special circumstances exist which require an extension of time for processing the claim. If additional time is necessary, the Participant or Beneficiary will be notified of the delay within sixty (60) days and will receive a decision in no later than 120 days from the day of the initial request.

7.04 Standard of Review. The interpretation and construction by the Compensation Committee of the Board of Directors of any provisions of this Plan regarding any Awards granted, or any award distribution pursuant to this Plan, shall be final, binding and conclusive, unless arbitrary or capricious or otherwise prohibited by law. Any exercise of discretion by the Compensation Committee of the Board of Directors shall be exercised in a non-discriminatory manner.

                               ARTICLE VIII
                         MISCELLANEOUS PROVISIONS
                         ------------------------
8.01 Applicable Law. This instrument shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts to the extent not superseded by the laws of the United States.

8.02 Expenses. The cost of benefit payments from this Plan and the expenses of administering the Plan shall be borne by the Company.

8.03 Limitation of Rights. Neither the adoption and maintenance of the Plan, nor anything contained herein, shall, with respect to any present or former Participant, or other officer, Employee or employee of any Subsidiary, be deemed to:
          (a) limit the right of Polaroid or any Subsidiary to discharge or discipline any such person or otherwise terminate or modify the terms of his employment; or,
          (b) create any contract or other right or interest under the Plan or in any funds hereunder other than as specifically provided herein.

8.04 Gender and Number. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

8.05 Illegality of a Particular Provision. The illegality of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such invalid provision were omitted.

8.06 Non-Assignability. A Participant's interest under this Plan shall not be subject at any time or in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind and any attempt to deliver, sell, transfer, assign, pledge, attach, garnish or otherwise encumber such interest shall be void and any interest so encumbered will terminate.

8.07 Nontransferability. In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant or of a Beneficiary, except as otherwise required by law. Prior to the time of a payment hereunder, a Participant or a Beneficiary shall not have any rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law (other than by laws of descent and distribution, if applicable).

8.08      Indemnification.   Members of the Board of Directors or the
          Committee shall not be liable for any action or determination taken or made in good faith with respect to this Plan, any Awards granted or any Award distributions under this Plan. Each member of the Board of Directors and the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

8.09 Taxes. The Company shall have the right to deduct from the Award distributions any federal, state or local taxes required by law to be withheld with respect to such distribution.

8.10 Stock Split, Special Dividends, etc. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of Common Stock that effects the Common Stock in the Equity Plan, the Committee, in its sole discretion, shall make adjustments to Participants' Accounts in a manner consistent with the manner Common Stock is handled in the Equity Plan.

8.11 Timing of Distribution. Payment of a Participant's account balance shall be made as soon as practicable after the Distribution Date.

8.12 Form of Distribution. The form of distribution of the benefits under this Plan shall be in cash.

8.13 Vesting. Subject to claims of general creditors of the Company, a Participant shall have a nonforfeitable right to benefits allocated to his account under this Plan.

8.14 Participant is Not a Shareholder. A Participant shall not have any rights as a stockholder with respect to any benefit allocated to his account.

                                ARTICLE IX
                      EFFECTIVE DATE, AMENDMENT AND
                   TERMINATION AND LIMITATION OF RIGHTS
                   ------------------------------------
9.01 Effective Date. This Plan, originally adopted by the Board of Directors on July 25, 1989, effective as of January 1, 1988, is amended effective January 1, 1994.

9.02 Right to Amend, Modify or Terminate. The Company reserves the right to amend, modify or terminate the Plan or payments thereunder at any time by action of the Board of Directors; provided that the Chief Executive Officer of the Company may adopt any amendments to the Plan that do not materially affect the Company's costs of maintaining the Plan and do not relate exclusively to himself. The Company does not intend to submit any amendments or modifications to the Plan to stockholders of the Company for their approval. Notwithstanding the foregoing:

          (a) no such amendment or termination shall reduce or diminish any person's right to receive any benefit accrued hereunder prior to the date of such amendment or termination; and,
          (b) no amendment or termination following a Change in Control may alter the Company's obligation to make payment in the form described in Article III or IV, as applicable, under the circumstances described therein.
          (c) Under no circumstance shall this Plan be amended more than once every six months, other than to comport with changes in the Code or ERISA.


     IN WITNESS WHEREOF, Polaroid has caused this instrument to be executed this 21st day of December, 1994, to be effective as of January 1, 1994.

ATTEST:                                      POLAROID CORPORATION





Richard F. deLima                      By: I. M. Booth
------------------                     -------------------------
   Secretary                           Chief Executive Officer